i3 VERTICALS REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS
Announces Education Acquisition and New Credit Facility
NASHVILLE, Tenn. (May 13, 2019) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal second quarter ended March 31, 2019.

Highlights for the fiscal second quarter and six months ended March 31, 2019 vs. 2018
•Second quarter revenue was $85.4 million, an increase of 10% over the prior year's second quarter; Revenue was $170.3 million for the six months ended March 31, 2019, an increase of 10% over the prior year's first six months.
•Second quarter adjusted net revenue1, which excludes acquisition revenue adjustments and interchange and network fees, was $31.4 million, an increase of 16% over the prior year's second quarter; Adjusted net revenue1 was $61.0 million for the six months ended March 31, 2019, an increase of 17% over the prior year's first six months.

•Second quarter net loss was $1.2 million; Net income was $1.1 million for the six months ended March 31, 2019.
•Second quarter adjusted EBITDA1 was $8.7 million, an increase of 13% over the prior year's second quarter; Adjusted EBITDA1 was $17.3 million for the six months ended March 31, 2019, an increase of 19% over the prior year's first six months.
•Second quarter adjusted EBITDA1 as a percentage of adjusted net revenue1 was 28%, compared to 28% in the prior year's second quarter; Adjusted EBITDA1 as a percentage of adjusted net revenue1 was 28% for the six months ended March 31, 2019, compared to 28% in the prior year's first six months.

•Second quarter diluted net loss per share available to Class A common stock was $0.12; Diluted net loss per share available to Class A common stock was $0.10 for the six months ended March 31, 2019.
•For the three and six months ended March 31, 2019, pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's going forward effective tax rate, was $0.20 and $0.40, respectively.

•Integrated payments2 were 49% and 47% of payment volume for the three and six months ended March 31, 2019, respectively.
•At March 31, 2019, the ratio of consolidated debt-to-EBITDA, as defined in the Company's Senior Secured Credit Facility, was 2.06x. Giving effect to the two acquisitions since March 31, 2019 discussed below, the Company's consolidated debt-to-EBITDA ratio is currently approximately 2.75x.
•Since the first quarter earnings release issued on February 13, 2019, and as previously announced in our press releases dated March 4, 2019 and April 8, 2019, the Company completed three acquisitions focused on its Public Sector vertical. Two of the acquisitions were completed during the second quarter, with the third acquisition, NET Data, completed subsequent to March 31, 2019.
-MORE-

•Effective May 1, 2019, the Company completed an acquisition in the Education vertical, which is the Company's first acquisition in this vertical since its initial public offering. This acquisition expands the Company's geographic reach within the Education vertical, primarily in large states such as Florida and Texas, and also enhances the software offered to this market. The up-front cash consideration for this acquisition was $10.0 million.
•On May 9, 2019, the Company closed an amended $300 million Senior Secured Credit Facility. The new credit facility is an all-revolver structure and was led by Bank of America, N.A., with Fifth Third Bank serving as joint bookrunner. The maximum senior debt-to-EBITDA ratio permitted under the credit facility is 3.75x, with a step-down to 3.50x. Reductions in interest rate spreads were also achieved in the amended facility.

1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Integrated payments represents payment transactions that are generated in situations where payment technology is embedded within the Company's own proprietary software, a client’s software or critical business process.

Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are proud of our second quarter performance. Our recent acquisitions have significantly expanded our presence within our Public Sector vertical. We have now completed six Public Sector acquisitions, and five of those were completed subsequent to our IPO. The Public Sector vertical will be a focus for our company going forward.

“We are also excited to complete an acquisition within our Education vertical. The Education vertical is a priority for i3 Verticals, and we believe in the long-term potential of this market. We believe the expanded national footprint within Education provided by our recent acquisition will enable greater growth potential for the Education market.

“We also are pleased to announce the completion of our new credit facility. Our acquisition pipeline remains strong, and our expanded borrowing capacity will help to enable us to continue to execute strategic acquisitions in our target vertical markets. We appreciate the support we received from our bank group.”

In conclusion, Daily added, “While acquisitions have driven much of our communication to the market, we are pleased with our core performance. We continue to focus on building our technology to fuel further organic growth. The progress of our existing team coupled with our recent acquisitions gives us great confidence in our future growth opportunities.”
-MORE-

IIIV Reports Second Quarter 2019 Financial Results

May 13, 2019
2019 Outlook
The Company announced that it is maintaining its guidance issued on April 8, 2019, in connection with the Net Data acquisition. The Company will include expectations for the acquisition within its Education vertical as part of its fiscal 2020 guidance, but for the remaining months of the fiscal year ending September 30, 2019, the acquisition is not expected to be significant as schools will be closed during the summer months.

(in thousands, except per share amounts)	Outlook Range
	Fiscal year ending September 30, 2019
Adjusted net revenue(1) (non-GAAP)	$127,000	-	$133,000
Adjusted EBITDA (non-GAAP)	$36,500	-	$39,500
Adjusted diluted earnings per share(2) (non-GAAP)	$0.85	-	$0.90
_______________________
1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. For the 2019 outlook, the Company has removed the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the earnings release date.
2.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “2019 Outlook,” reconciliation of adjusted net revenue, adjusted EBITDA and adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.

Conference Call
The Company will host a conference call on Tuesday, May 14, 2019, at 8:00 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (323) 794-2551 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:00 a.m. ET on May 14, 2019, through May 21, 2019, by dialing (719) 457-0820 and entering Confirmation Code 3915262.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events & Presentations” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, adjusted net revenue, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a
-MORE-

IIIV Reports Second Quarter 2019 Financial Results

May 13, 2019
reconciliation of those measures to the most directly comparable GAAP measures is included on pages 11 through 14 in the financial schedules of this release.

About i3 Verticals
Helping drive the convergence of software and payments, i3 Verticals delivers seamlessly integrated payment and software solutions to small- and medium-sized businesses and other organizations in strategic vertical markets, such as education, non-profit, the public sector, property management, and healthcare and to the business-to-business payments market. With a broad suite of payment and software solutions that address the specific needs of its clients in each strategic vertical market, i3 Verticals processed approximately $11.9 billion in total payment volume for the 12 months ended March 31, 2019.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You generally can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release (such as our acquisition pipeline and our 2019 outlook) are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission and include, but are not limited to: (i) the ability to generate revenues sufficient to maintain profitability and positive cash flow; (ii) competition in the Company's industry and the ability to compete effectively; (iii) the dependence on non-exclusive distribution partners to market the Company's products and services; (iv) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (v) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (vi) technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems; (vii) reliance on third parties for significant services; (viii) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (ix) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (x) the ability to successfully identify acquisition targets, complete those acquisitions and effectively integrate those acquisitions into the Company's services; (xi) degradation of the quality of the Company's products, services and support; (xii) the ability to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain; (xiii) the Company's ability to successfully manage its intellectual property; (xiv) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xv) risks related to laws, regulations and industry standards; (xvi) the Company's indebtedness and potential increases in its indebtedness; (xvii) operating and financial
-MORE-

IIIV Reports Second Quarter 2019 Financial Results

May 13, 2019
restrictions imposed by the Company's senior secured credit facility; and (xviii) the risk factors included in the Company's Annual Report on Form 10-K for the year ended September 30, 2018. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts:
Clay Whitson	Scott Meriwether
Chief Financial Officer	Senior Vice President - Finance
(615) 988-9890	(615) 942-6175
cwhitson@i3verticals.com	smeriwether@i3verticals.com

-MORE-

IIIV Reports Second Quarter 2019 Financial Results

May 13, 2019
i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended March 31,			Six months ended March 31,
	2019	2018	% Change	2019	2018	% Change

Revenue	$85,394	$77,699	10%	$170,262	$154,920	10%

Operating expenses
Interchange and network fees	54,685	50,634	8%	110,514	102,872	7%
Other costs of services	10,193	9,505	7%	19,983	19,058	5%
Selling general and administrative	14,319	10,197	40%	26,835	19,041	41%
Depreciation and amortization	3,898	3,020	29%	7,450	5,876	27%
Change in fair value of contingent consideration	2,502	1,747	43%	2,153	2,129	1%
Total operating expenses	85,597	75,103	14%	166,935	148,976	12%

Income from operations	(203)	2,596	(108)%	3,327	5,944	(44)%

Other expenses
Interest expense, net	1,155	2,618	(56)%	2,069	5,006	(59)%
Change in fair value of warrant liability	—	6,564	n/m	—	8,245	n/m
Total other expenses	1,155	9,182	(87)%	2,069	13,251	(84)%

(Loss) income before income taxes	(1,358)	(6,586)	n/m	1,258	(7,307)	n/m

(Benefit from) provision for income taxes	(136)	250	(154)%	129	(139)	(193)%

Net (loss) income	(1,222)	(6,836)	n/m	1,129	(7,168)	n/m

Net income attributable to non-controlling interest	(120)	—	n/m	2,053	—	n/m
Net (loss) income attributable to i3 Verticals, Inc.	$(1,102)	$(6,836)	(84)%	$(924)	$(7,168)	(87)%

Net loss per share available to Class A common stock(1):
Basic	$(0.12)			$(0.10)
Diluted	$(0.12)			$(0.10)
Weighted average shares of Class A common stock outstanding(1):
Basic	8,887,050			8,849,431
Diluted	8,887,050			8,849,431
n/m = not meaningful
__________________________
1.Basic and diluted net loss per Class A common stock are presented only for the period after the Company’s Reorganization Transactions.
-MORE-

IIIV Reports Second Quarter 2019 Financial Results

May 13, 2019
i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended March 31,			Six months ended March 31,
	2019	2018	% Change	2019	2018	% Change

Adjusted net revenue (non-GAAP)	$31,448	$27,065	16%	$61,018	$52,048	17%
Adjusted EBITDA (non-GAAP)	8,747	7,713	13%	17,325	14,561	19%
Pro forma adjusted diluted earnings per share (non-GAAP)	$0.20			$0.40

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended March 31,		Six months ended March 31,
	2019	2018	2019	2018

Payment volume(1)	$2,942,808	$2,758,292	$5,886,657	$5,586,221
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's clients and settled to clients by us and 2) ACH transactions processed by the Company's clients and settled to clients by the Company.

-MORE-

IIIV Reports Second Quarter 2019 Financial Results

May 13, 2019
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	As of and for the Three Months Ended March 31, 2019
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$76,875	$8,519	$—	$85,394

Operating expenses
Interchange and network fees	53,121	1,564	—	54,685
Other costs of services	9,725	468	—	10,193
Selling general and administrative	6,226	3,675	4,418	14,319
Depreciation and amortization	2,917	842	139	3,898
Change in fair value of contingent consideration	(390)	2,892	—	2,502
Income (loss) from operations	$5,276	$(922)	$(4,557)	$(203)

Payment volume	$2,794,120	$148,688	$—	$2,942,808

	As of and for the Six Months Ended March 31, 2019
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$154,577	$15,685	$—	$170,262

Operating expenses
Interchange and network fees	107,485	3,029	—	110,514
Other costs of services	19,121	862	—	19,983
Selling general and administrative	12,317	6,662	7,856	26,835
Depreciation and amortization	5,699	1,503	248	7,450
Change in fair value of contingent consideration	(709)	2,862	—	2,153
Income (loss) from operations	$10,664	$767	$(8,104)	$3,327

Payment volume	$5,598,259	$288,398	$—	$5,886,657
-MORE-

IIIV Reports Second Quarter 2019 Financial Results

May 13, 2019

	As of and for the Three Months Ended March 31, 2018
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$72,226	$5,473	$—	$77,699

Operating expenses
Interchange and network fees	49,292	1,341	1	50,634
Other costs (benefits) of services	9,113	393	(1)	9,505
Selling general and administrative	6,114	1,943	2,140	10,197
Depreciation and amortization	2,406	581	33	3,020
Change in fair value of contingent consideration	1,573	174	—	1,747
Income (loss) from operations	$3,728	$1,041	$(2,173)	$2,596

Payment volume	$2,627,705	$130,587	$—	$2,758,292

	As of and for the Six Months Ended March 31, 2018
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$144,906	$10,017	$(3)	$154,920

Operating expenses
Interchange and network fees	100,339	2,533	—	102,872
Other costs (benefits) of services	18,256	803	(1)	19,058
Selling general and administrative	11,002	3,637	4,402	19,041
Depreciation and amortization	4,715	1,097	64	5,876
Change in fair value of contingent consideration	1,448	681	—	2,129
Income (loss) from operations	$9,146	$1,266	$(4,468)	$5,944

Payment volume	$5,333,485	$252,736	$—	$5,586,221

-MORE-

IIIV Reports Second Quarter 2019 Financial Results

May 13, 2019
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	March 31,	September 30,
	2019	2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,393	$572
Accounts receivable, net	11,703	12,500
Settlement assets	439	863
Prepaid expenses and other current assets	3,246	2,630
Total current assets	16,781	16,565

Property and equipment, net	3,055	2,958
Restricted cash	666	665
Capitalized software, net	7,041	3,372
Goodwill	104,651	83,954
Intangible assets, net	82,661	66,023
Other assets	3,644	1,605
Total assets	$218,499	$175,142

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$3,359	$4,114
Current portion of long-term debt	5,000	5,000
Accrued expenses and other current liabilities	15,588	11,538
Settlement obligations	439	863
Deferred revenue	4,413	4,927
Total current liabilities	28,799	26,442

Long-term debt, less current portion and debt issuance costs, net	70,241	31,776
Other long-term liabilities	4,724	4,726
Total liabilities	103,764	62,944

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2019 and September 30, 2018	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 9,192,030 and 9,112,042 shares issued and outstanding as of March 31, 2019 and September 30, 2018, respectively	1	1
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 17,112,164 and 17,213,806 shares issued and outstanding as of March 31, 2019 and September 30, 2018, respectively	2	2
Additional paid-in-capital	41,284	38,562
Accumulated (deficit) earnings	(188)	736
Total Stockholders' equity	41,099	39,301
Non-controlling interest	73,636	72,897
Total equity	114,735	112,198
Total liabilities and stockholders' equity	$218,499	$175,142

-MORE-

IIIV Reports Second Quarter 2019 Financial Results

May 13, 2019
i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Six months ended March 31,
	2019	2018

Net cash provided by operating activities	$11,424	$9,593
Net cash used in investing activities	$(44,945)	$(30,106)
Net cash provided by financing activities	$34,343	$19,964

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

-MORE-

IIIV Reports Second Quarter 2019 Financial Results

May 13, 2019
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended March 31,		Six months ended March 31,
	2019	2018	2019	2018
Net income (loss) attributable to i3 Verticals, Inc.	$(1,102)	$(6,836)	$(924)	$(7,168)
Net income attributable to non-controlling interest	(120)	—	2,053	—
Non-GAAP adjustments:
Provision for (benefit from) income taxes	(136)	250	129	(139)
Offering-related expenses(1)	—	124	—	124
Non-cash change in fair value of contingent consideration(2)	2,502	1,747	2,153	2,129
Non-cash change in fair value of warrant liability(3)	—	6,564	—	8,245
Equity-based compensation(4)	1,363	—	2,314	—
Acquisition revenue adjustments(5)	739	—	1,270	—
Acquisition-related expenses(6)	261	220	621	447
Acquisition intangible amortization(7)	3,205	2,370	6,110	4,630
Non-cash interest expense(8)	232	248	465	465
Other taxes(9)	187	6	190	41
Non-GAAP pro forma adjusted income before taxes	7,131	4,693	14,381	8,774
Pro forma taxes at effective tax rate(10)	(1,783)	(1,173)	(3,595)	(2,195)
Pro forma adjusted net income(11)	$5,348	$3,520	$10,786	$6,579
Cash interest expense, net(12)	923	2,370	1,604	4,541
Pro forma taxes at effective tax rate(10)	1,783	1,173	3,595	2,195
Depreciation and internally developed software amortization(13)	693	650	1,340	1,246
Adjusted EBITDA	$8,747	$7,713	$17,325	$14,561
-MORE-

IIIV Reports Second Quarter 2019 Financial Results

May 13, 2019
________
1.Includes costs associated with forming i3 Verticals, Inc. and other expenses directly related to the certain transactions as part of any offering.
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Non-cash change in warrant liability reflects the fair value change in certain warrants for the Company's common units associated with the Company's mezzanine notes in the aggregate principal amount of $10.5 million. These warrants are accounted for as liabilities on the Company's consolidated balance sheets and were repaid with proceeds from its IPO.
4.Equity-based compensation expense consisted of $1,363 thousand and $2,314 thousand related to stock options issued under the Company's 2018 Equity Incentive Plan during the three and six months ended March 31, 2019, respectively.
5.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
6.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
7.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
8.Non-cash interest expense reflects amortization of deferred financing costs.
9.Other taxes consist of franchise taxes, commercial activity taxes and other non-income based taxes. Taxes related to salaries or employment are not included.
10.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% and 25.0% for 2019 and 2018, respectively, based on blended federal and state tax rates, considering the Tax Reform Act for 2018.
11.Pro forma adjusted net income assumes that the effect of the Reorganization Transactions and the Company's IPO occurred prior to the year ended September 30, 2018, and that all net income during that period was available to the Class A common shareholders.
12.Cash interest expense, net represents all interest expense recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of deferred financing costs.
13.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
-MORE-

IIIV Reports Second Quarter 2019 Financial Results

May 13, 2019
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in ones)

	Three months ended March 31, 2019	Six months ended March 31, 2019
Diluted net loss available to Class A common stock per share	$(0.12)	$(0.10)
Pro forma adjusted diluted earnings per share (non-GAAP)(1)	$0.20	$0.40
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(2)	27,289,888	27,124,176
__________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 17,112,164 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,290,674 and 1,162,581 shares of unvested Class A common stock and options for the three and six months ended March 31, 2019, respectively.

i3 Verticals, Inc. Reconciliation of GAAP Revenue to Non-GAAP Adjusted Net Revenue
(Unaudited)
($ in thousands)

	Three months ended March 31,		Six months ended March 31,
	2019	2018	2019	2018
Revenue	$85,394	$77,699	$170,262	$154,920
Acquisition revenue adjustments(1)	739	—	1,270	—
Interchange and network fees	(54,685)	(50,634)	(110,514)	(102,872)
Adjusted Net Revenue	$31,448	$27,065	$61,018	$52,048
__________
1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
-END-